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                        [Hunton & Williams Letterhead]


                                                                     Exhibit 8.5
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                               December 17, 1999


National Mortgage Securities Corporation
909 East Main Street
Richmond, Virginia 23219

Gentlemen:

          We have acted as counsel to National Mortgage Securities Corporation, a Virginia corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $300,000,000 aggregate principal amount of Pass-Through Certificates (the "Certificates") and Asset-Backed Notes representing interests in one or more trusts (each a "Trust") to be established by the Company. The Certificates of each Trust will be issued pursuant to a form of Pooling and Servicing Agreement, including Standard Terms thereto, among the Company, a trustee to be named therein, and a servicer to be named therein (a "Pooling and Servicing Agreement").

     We have reviewed the originals or copies of (i) the Articles of Incorporation, By-laws, and other organizational documents of the Company; (ii) certain resolutions of the Board of Directors of the Company; (iii) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto; (iv) the Registration Statement and the prospectus included therein; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequences" are our opinion as to
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National Mortgage Securities
  Corporation
December 17, 1999
Page 2


the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. We also are of the opinion that, with respect to the issuance of the Certificates of a Trust for which an election to be treated as a financial asset securitization investment trust ("FASIT") is to be made, if (i) the Company, the Trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the Pooling and Servicing Agreement and certain other documents to be prepared and executed in connection with such transaction, (ii) the Certificates are issued and sold as described in the Registration Statement and the prospectus supplement to be issued in connection with the Trust, and (iii) an election is properly made and filed for the Trust (or designated assets thereof) to be treated as one or more FASITs pursuant to Section 860L of the Internal Revenue Code of 1986, as amended (the "Code"), the Trust (or designated assets thereof) will qualify as one or more FASITs, and the Certificates relating to the Trust will be considered to be "regular interests" or the "ownership interest" in a FASIT (as designated in the relevant prospectus supplement) on the date of issuance thereof and thereafter, assuming continuing compliance with the FASIT provisions of the Code and any regulations thereunder.

     You should be aware that the above opinions represent our conclusions as to the application of existing law to a transaction as described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of or any state.

                                             Very truly yours,


                                             /s/ Hunton & Williams